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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of Cambridge Technology Partners (Massachusetts), Inc. (the "Company") on Form S-3 of our reports dated January 29, 1996, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which reports are included in the Company's 1995 Annual Report on Form 10-K.

We consent to the inclusion in this registration statement of our report dated November 11, 1996, on our audits of the supplemental consolidated financial statements of Cambridge Technology Partners (Massachusetts), Inc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995.

We also consent to the references to our Firm under the caption "Experts".



                              COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
November 13, 1996